EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1/A of our report dated May 15, 2013 with respect to the audited financial statements of E-World USA Holding, Inc. for the years ended December 31, 2012 and 2011.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

February 10, 2014